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                       KAMAN CORPORATION AND SUBSIDIARIES
                   EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION
                    (In thousands except per share amounts)
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                                                  For the Three Months
                                                    Ended March 31,
                                                 --------------------
                                                    2000        1999
                                                    ----        ----
Basic:

  Net earnings                                   $  8,556    $  7,273
                                                 ========    ========
  Weighted average number of
    shares outstanding                             23,126      23,652
                                                 ========    ========

Net earnings per share - basic                   $    .37    $    .31
                                                 ========    ========

Diluted:

  Net earnings                                   $  8,556    $  7,273

  Elimination of interest expense on 6%
    subordinated convertible debentures
    (net after taxes)                                 267         267
                                                 --------    --------
  Net earnings (as adjusted)                     $  8,823    $  7,540
                                                 ========    ========
  Weighted average number of shares
    outstanding                                    23,126      23,652

  Weighted average shares issuable on conversion
    of 6% subordinated convertible debentures       1,194       1,265

  Weighted average shares issuable on exercise
    of diluted stock options                           36         145
                                                 --------    --------

    Total                                          24,356      25,062
                                                 ========    ========

 Net earnings per share - diluted                $    .36    $    .30
                                                 ========    ========

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